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                                                           EXHIBIT (99)(l)

                            ARTICLES OF INCORPORATION
                                       OF
                          PPFT MERGER INSURANCE COMPANY

         The undersigned incorporators, the majority of whom are United States citizens and each being natural persons over the age of eighteen (18) years and competent to contract, hereby form a stock insurance company under the laws of the State of Florida.


                                    ARTICLE I
                           NAME AND PLACE OF BUSINESS

         The name of the corporation shall be PPTF MERGER INSURANCE COMPANY. The principal place of the business of the corporation shall be located in the County of Dade, State of Florida, at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134. The corporation may establish and maintain the principal place of business at such other place within the State of Florida as may be determined by the Board of Directors.


                                   ARTICLE II
                               NATURE OF BUSINESS

         The purposes of the corporation shall be to engage in every aspect of property and casualty insurance and in any other business allowed or permitted under the laws of the United States and the State of Florida.


                                   ARTICLE III
                                  CAPITAL STOCK

         The corporation is authorized to issue not more than 5,000,000 shares of common stock having a par value of one dollar ($1.00) per share. The stock of the corporation shall be issued for such consideration as may be determined by the Board of Directors. The corporation shall not begin transacting insurance until it achieves capital and surplus of $5 million.


                                   ARTICLE IV
                                TERM OF EXISTENCE

         The corporation shall have perpetual existence, unless sooner dissolved as provided for by the laws of the State of Florida.






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                                    ARTICLE V
                 INITIAL REGISTERED OFFICE AND REGISTERED AGENT

         The initial registered office of the corporation shall be 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134, and the initial registered agent of the corporation at such office shall be Steven L. Salman, who upon accepting this designation agrees to comply with the provisions of section 48.091, Florida Statutes, as that section may be amended from time to time, with respect to keeping an office open and to receive service of process from the Treasurer and Insurance Commissioner of the State of Florida. The Board of Directors may from time to time change the registered office to any other address in the State of Florida or change the registered agent.


                                   ARTICLE VI
                                    DIRECTORS

         The corporation shall have five or more directors, the exact number of which shall be determined from time to time in accordance with the corporation's Bylaws. The names and residence addresses of the initial Board of Directors of the corporation, who shall hold office until the first annual meeting of the stockholders, which shall be held not later than one year from the date of incorporation, and until their successors have been duly elected and qualified, are as follows:

Name                                     Address

Victor T. Adamo                          1314 Dennison
                                         East Lansing, MI 48823

Annette E. Flood                         310 N. Bridge
                                         Dewitt, MI 48820

R. Kevin Clinton                         412 Oxford
                                         East Lansing, MI 48823

Steven L. Salman                         12225 Vista Lane
                                         Miami, FL 33156

William D. Baxter                        10626 N.E. 10th Court
                                         Miami Shores, FL 33138

         In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the laws of the State of Florida, these Articles of Incorporation, and the Bylaws of the corporation; provided, however, that no Bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.



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                                   ARTICLE VII
                                  INCORPORATORS

         The names and residence street addresses of the incorporators, all of whom are over the age of eighteen (18) and the majority of whom are United States citizens are as follows:

Name                                      Address

Victor T. Adamo                           1314 Dennison
                                          East Lansing, MI 48823

Annette E. Flood                          310 N. Bridge
                                          Dewitt, MI 48820

R. Kevin Clinton                          412 Oxford
                                          East Lansing, MI 48823

Steven L. Salman                          12225 Vista Lane
                                          Miami, FL 33156

William D. Baxter                         10626 N.E. 10th Court
                                          Miami Shores, FL 33138


                                  ARTICLE VIII
                  TRANSACTIONS INVOLVING OFFICERS AND DIRECTORS

         A. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, firm, or entity in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because such director or directors is or are present at or participate in the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if:

            1. The fact of such relationship or interest is disclosed or known to the Board of Directors or the committee which authorizes, approves, or ratifies the contract or transaction by a vote or written consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

            2. The fact of such relationship or interest is disclosed or known to any shareholders of the corporation entitled to vote thereon, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

            3. The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof, or the shareholders.



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         B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves, or ratifies such contract or transaction, and shares held by them may be counted in determining the presence of a quorum at a meeting of shareholders at which action is taken pursuant to this Article.


                                   ARTICLE IX
                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, subject to applicable laws of the State of Florida, and all rights conferred upon stockholders are granted subject to this reservation.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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         SIGNED by the incorporators this 6th day of February, 1998.

/s/ Victor T. Adamo                               /s/ Steven L. Salman
_________________________________                 _____________________________
Victor T. Adamo                                   Steven L. Salman

/s/ Annette E. Flood                              /s/ William D. Baxter
_________________________________                 _____________________________
Annette E. Flood                                  William D. Baxter

/s/ R. Kevin Clinton
_________________________________
R. Kevin Clinton



STATE OF   FLORIDA

COUNTY OF  LEON

         I HEREBY CERTIFY that on this day personally appeared before me, the undersigned authorities, Victor T. Adamo, Annette E. Flood, R. Kevin Clinton, Steven L. Salman and William D. Baxter, to me personally known or who have produced driver's licenses as identification and known to me to be the persons who executed the foregoing instrument and acknowledged before me that they executed the same freely and voluntarily for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have set my hand and official seal on this ---
  6th    day of February, 1998

                                            /s/ Thomas G. O'Brien III
                                            _______________________________
                                            Notary Public
                                            My Commission Expires: 3-19-2001

                                            Commission Number: cc 614582





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